Exhibit 77Q1(a) to ACQEF 12.31.2007 NSAR


     1. Articles of Amendment effective September 4, 2007 of American Century Quantitative Equity Funds, Inc., Filed as Exhibit 99(a)(9) to Form 485B Post-Effective Amendment No. 49 to the Registrant's Registration Statement filed on Form N-1A 09/27/07, effective 09/28/07, and incorporated herein by reference.

     2. Articles Supplementary of Amendment effective September 10, 2007 of American Century Quantitative Equity Funds, Inc., Filed as Exhibit 99(a)(10) to Form 485B Post-Effective Amendment No. 49 to the Registrant's Registration Statement filed on Form N-1A 09/27/07, effective 09/28/07, and incorporated herein by reference.